EXHIBIT 21.1



                                  RESONATE INC.
                         SUBSIDIARIES OF THE REGISTRANT


                                                           NAMES UNDER WHICH
                                  JURISDICTION OF           SUBSIDIARY DOES
         SUBSIDIARY                INCORPORATION         BUSINESS (IF DIFFERENT)
         ----------                -------------         -----------------------
  Resonate Software Europe Ltd.    United Kingdom                   --

  Resonate France S.A.R.L.             France                       --

  Resonate Holdings Inc.              Delaware                      --